Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Extendicare Inc.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Steeles Avenue East, Suite 700
Markham, Ontario, Canada
L3R 9W2
(Address of principal executive offices)
Extendicare Inc. Amended and Restated
Stock Option and Tandem SAR Plan
(Full title of the plan)

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Copy to:
Extendicare Health Services, Inc.	Russell E. Ryba
111 West Michigan Street	Foley & Lardner LLP
Milwaukee, Wisconsin, U.S.A. 53203	777 East Wisconsin Avenue
(414) 908-8000	Milwaukee, Wisconsin 53202-5306
(Name, address and telephone number,	(414) 271-2400
including area code, of agent for service)

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CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Subordinate Voting Shares,	3,769,400 shares	$20.57	$77,536,558	$8,296.42
no par value

(1)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for Extendicare Inc.‘s Subordinated Voting Shares as reported on the New York Stock Exchange on March 27, 2006.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referred to herein also relates to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-5504).

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STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        The purpose of this Registration Statement is to register 3,769,400 additional Subordinated Voting Shares, no par value, of Extendicare Inc. in connection with the Extendicare Inc. Amended and Restated Stock Option and Tandem SAR Plan.

        Pursuant to General Instruction E of Form S-8, the contents of the Extendicare Inc.‘s Registration Statement on Form S-8 (Registration No. 333-5504), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits.

        The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, Canada, on March 31, 2006.

EXTENDICARE INC.
By: /s/ Richard L. Bertrand
Richard L. Bertrand
Senior Vice-President and
Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mel Rhinelander and Richard L. Bertrand, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Mel Rhinelander	President, Chief Executive Officer and Director	March 31, 2006
Mel Rhinelander	(Principal Executive Officer)
/s/ Richard L. Bertrand	Senior Vice-President and Chief Financial	March 31, 2006
Richard L. Bertrand	Officer (Principal Financial Officer and
Principal Accounting Officer)
/s/ Jillian E. Fountain	Corporate Secretary	March 31, 2006
Jillian E. Fountain
/s/ David J. Hennigar	Chairman and Director	March 31, 2006
David J. Hennigar
/s/ H. Michael Burns	Deputy Chairman and Director	March 31, 2006
H. Michael Burns
/s/ Frederick B. Ladly	Deputy Chairman and Director	March 31, 2006
Frederick B. Ladly

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Signature	Title	Date

/s/ Derek H. L. Buntain	Director	March 31, 2006
Derek H. L. Buntain
/s/ Sir Graham Day	Director	March 31, 2006
Sir Graham Day
/s/ David M. Dunlap	Director	March 31, 2006
David M. Dunlap
/s/ George A. Fierheller	Director	March 31, 2006
George A. Fierheller
/s/ Dr. Seth B. Goldsmith	Director	March 31, 2006
Dr. Seth B. Goldsmith
/s/ Senator Michael J. L. Kirby	Director	March 31, 2006
Senator Michael J. L. Kirby
/s/ Alvin G. Libin	Director	March 31, 2006
Alvin G. Libin
/s/ J. Thomas MacQuarrie, QC	Director	March 31, 2006
J. Thomas MacQuarrie, QC
/s/ Malen S. Y. Ng	Director	March 31, 2006
Malen S. Y. Ng
/s/ Dr. Charles H. Roadman II	Director	March 31, 2006
Dr. Charles H. Roadman II

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Extendicare Inc., in the United States, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 31, 2006.

EXTENDICARE HEALTH SERVICES, INC.
(Authorized Representative)
By: /s/ Mel Rhinelander
Mel Rhinelander
Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description

(4)	Extendicare Inc. Amended and Restated Stock Option and Tandem SAR Plan, as amended and restated effective as of December 15, 2005.

(5)	Opinion of Fasken Martineau DuMoulin LLP as to the legality of the securities being registered.

(23.1)	Consent of KPMG LLP.

(23.2)	Consent of Fasken Martineau DuMoulin LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney (contained in the signature pages hereto).

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